Exhibit 4.2

Subscription Agreement

Section 1: Investment

Braemar Hotels & Resorts Inc. is selling up to a maximum of $500,000,000 in shares in connection with this offering (the “Offering”). Each share of Series E Preferred Stock (the “Shares”) will be sold at a public offering price of $25.00 per Share and will not be certificated.

This agreement is to be completed by the individual at the broker-dealer who will be signing the subscription agreement. Please complete all applicable sections in their entirety.

Share Selection (Select only one)		☐ Series E	☐ Series M
Number of Shares Purchased (Minimum Initial Purchase of $5,000):		Check here if additional purchase and provide the investor information requested in Section 3:
Purchase price per Share (No Fractional Shares will be issued):	$	Account # (if applicable):
Aggregate Purchase Price:	$

Section 2: Account Type	Select only one

Non-Custodial Ownership		Additional Required Documentation
☐ Individual	☐ TOD	If TOD, Transfer on Death form
☐ Joint Tenants WROS ☐ Tenants in Common ☐Community Property	☐ TOD	If TOD, Transfer on Death Form
☐ Trust		Trustee Certification form or trust documents
☐ Estate		Documents evidencing individuals authorized to act on behalf of the estate
☐ Custodial ☐ UGMA: State of ☐ UTMA: State of		None
☐ Corporation ☐ C Corp ☐ S Corp		Articles of Incorporation or Corporate Resolution
☐ Limited Liability Company		LLC Operating Agreement or Resolution
☐ Partnership		Partnership Certification of Powers or Certificate of Limited Partnership
☐ Non-Profit Organization		Formation document or other document evidencing authorized signers.
☐ Profit Sharing Plan ☐ Defined Benefit Plan ☐ KEOGH Plan		Pages of plan document that list plan name, date, trustee name(s) and signatures

Custodial Ownership

☐ Traditional IRA ☐ SEP IRA ☐ ROTH IRA ☐ Simple IRA ☐ Inherited/Beneficial IRA * Complete Custodian Information Below	For Inherited IRA indicate Decedent’s name:

Custodian Information (To be completed by custodian, if applicable)
Custodian Tax ID #:	Name of Custodian:

For help completing this form, please call Investor Services at              .

Custodian Account #:	Mailing Address:
Custodian Phone #:	City, State, Zip:
Custodian Authorization:

Section 3: Investor Information	Please print name(s) in which shares are to be registered.

A. Investor/Trustee	B. Co-Investor/Co-Trustee

First Name:	First Name:
Middle Name:	Middle Name:
Last Name:	Last Name:
Tax ID or SS#:	Tax ID or SS#:
Street Address:	Street Address:
City:	City:
State:	State:
ZIP:	ZIP:
Daytime Phone #:	Daytime Phone #:
Email address:	Email address:
Date of Birth:	Date of Birth:
Employer:	Employer:
Retired (Y/N):	Retired (Y/N):
If non-U.S. Citizen, specify country of citizenship:	If non-U.S. Citizen, specify country of citizenship:

C. Trust/Corporation/Partnership/Other (Trustee’s information must be provided in Sections 3A/B)

Entity Name/Title of Trust:
Date of Trust: / /	Tax ID #:
D. Government ID (Foreign Citizens Only) Identification documents must have a reference number and photo. Please attach photocopy. No sales may take place outside of the United States.
Place of Birth:
City:	State/Province:	Country:
Immigration Status:

☐	U.S. Driver’s License	☐	INS Permanent Resident Alien Card	☐	Foreign National Identity Documents	☐	Employee Authorization Document	☐	Passport without U.S. Visa	☐	Passport with U.S. Visa

Document Number:	Country of Issuance:

Bank Name:	Account #:

Bank Address:	Bank Phone #:

Section 4: Distributions	Select only one; if nothing is marked the distributions will default to Mail Check (to the address of record)

Complete this section to elect how to receive your dividend distributions.

I hereby subscribe for Shares of Braemar Hotels & Resorts Inc. and elect the distribution option indicated below.

For Qualified Custodial Accounts (IRA) all distributions will be sent directly to the Custodian as listed in Section 2.

For Non-Custodial. Please choose one option:

☐ Mail Check to the Address of Record	☐ Direct via ACH Deposit Please attach a pre-printed voided check (Non-Custodian Investors only) and sign authorization	☐ Mail Check to clearing firm/financial institution listed below & sign authorization

Distribution Reinvestment Plan:  ☐ 100%.     ☐    %

If electing to enroll in the distribution reinvestment plan, you are not required to enroll all of your shares for reimbursement but all of the distributions paid on enrolled shares will be reinvested. Investor agrees to notify Braemar Hotels and Resorts Inc. if, at any time, it no longer meets the suitability standards as outlined in the prospectus and any supplements thereto.

I authorize Braemar Hotels & Resorts Inc. or its agent to deposit my distribution/dividend to my brokerage checking or savings account. This authority will remain in force until I notify Braemar Hotels & Resorts Inc. in writing to cancel. If Braemar Hotels & Resorts Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Name / Entity		Mailing Address:
Name / Financial Institution:

City:	State:	ZIP:	Phone #:

Your Account #:	☐ Checking Account	☐ Savings Account:	ABA/Routing #:
☐ Brokerage Account:

Please attach a copy of a voided check to this form if funds are to be sent to a bank

* The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

[ATTACH CHECK HERE]

Section 5: Subscriber Acknowledgements and Signatures

The undersigned hereby confirms this agreement to purchase the shares on the terms and conditions set forth herein and acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such subscriber’s behalf) the following: (you must initial each of the below representations)

	Owner	Co-Owner

(a) I (we) have received the Prospectus (which incorporates by reference various SEC-filed documents) wherein the terms and risks of the offering are described.

(b) I (we) am purchasing Shares for my/our own account.

(c) I (we) am in compliance with the USA PATRIOT Act and not on any governmental authority watch list.

(d) I (we) acknowledge that the Units, the Series E or Series M Redeemable Preferred Stock are not liquid, there is no public market for the Shares, and I (we) may not be able to sell the Shares, Series E or Series M Redeemable Preferred Stock.

Form W-9: I hereby certify, under penalty of perjury, that (i) the taxpayer identification number shown on the subscription is correct; (ii)  that I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholding; (iii) I am a U.S. citizen or other U.S. person (including a U.S. resident alien); and (iv) the FATCA code(s) entered on this for (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions: You must cross out item (ii) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Owner Signature:	Co-Owner Signature:

Date: / /	Date: / /

Once your account has been established go to [www.computershare.com/investor] and sign up for electronic communication and you’ll help us save trees by reducing paper.]

We have the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum amount specified in the prospectus. As used above, the singular includes the plural in all respects if Shares are being acquired by more than one person. This Subscription Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Maryland without giving effect to the principles of conflict of laws.

By executing this Subscription Agreement, the subscriber is not waiving any rights under federal or state law.

Section 6: Financial Representative (All fields must be completed.)

The undersigned confirm on behalf of the broker-dealer, financial institution or registered investment advisor that they (i) are registered and/or properly licensed in the state in which the sale of the Shares to the investor executing this Subscription Agreement has been made and that the offering of the Shares is registered for sale in such state; (ii) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (iii) have discussed such investor’s prospective purchase of Shares with such investor; (iv) have advised such investor of all pertinent facts with regard to the fundamental risks of the investment, including the lack of liquidity and marketability of the Shares; (v) have delivered a current Prospectus and related supplements, if any, to such investor; (vi) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; (vii) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that the undersigned will obtain and retain records relating to such investor’s suitability for a period of six years, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto and that such investor has an understanding of the fundamental risks of the investment, the background and qualifications of the persons managing the Company and the tax consequences of purchasing and owning Shares; and (viii) the purchase of Shares is in the best interests of the investor. The undersigned financial representative further represents and certifies that in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing anti-money laundering program and customer identification program.

Broker Dealer Name or RIA Firm Name:	Financial Representative Name:

Mailing Address:	City:	State:	Zip:
Email Address:	Business Phone #:	Fax #:

Broker-Dealer CRD #:	Advisor #:	Financial Advisor CRD #:

☐  Check this box to indicate that the subscription is made through the Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative of a Broker-Dealer, and if applicable, whose agreement with the subscriber includes a fixed or “wrap” fee feature for advisory and related brokerage services. I understand that by checking the above box, I will not receive a selling commission.

Financial Representative Signature:	Principal Signature (if applicable):

Date: / /	Date: / /

Section 7: Payment Instructions

Submission: Mail the documents, along with your check payable to “               “ to the address below. To wire funds, see instruction below.

Checks & Document Instructions:

Payment Instructions: Make all checks payable to “        Escrow Agent for Braemar Hotels & Resorts Inc. To wire funds see instructions on page [  ].

Note: cash, cashier’s checks, official bank checks in bearer form, foreign checks, money orders, third party checks, or traveler’s checks will not be accepted.

Mail to:

Phone:                 Fax:

Wire Instructions:

[Bank Name]

ABA No:

Acct No:

Acct Name:

Reference No.: